Exhibit 10.12

DELEGATION AGREEMENT

between

SHARYLAND UTILITIES, L.P.

and

INFRAREIT, INC.

TABLE OF CONTENTS

ARTICLE 1.	DEFINITIONS; GENERAL REFERENCES	1
1.1	Definitions	1
1.2	Rules of Construction	4
1.3	Precedence	4

ARTICLE 2.	DELEGATION OF POWER	4
2.1	Delegation of Power	4
2.2	Amendments to Delegation	6
2.3	Corporate Affiliates and Contractors	7

ARTICLE 3.	SHARYLAND RESERVATION OF POWER AND ADDITIONAL RESPONSIBILITIES	7
3.1	Reservation of Power	7
3.2	No Delegation of Power Prohibited by Applicable Law or Regulatory Authorities	7
3.3	Sharyland’s Responsibilities	8

ARTICLE 4.	COMPENSATION	8
4.1	No Internal Expenses	8
4.2	Third Party Expenses	8

ARTICLE 5.	INDEMNIFICATION	8
5.1	Indemnification By Delegatee	8
5.2	Indemnification by Sharyland	8
5.3	Limitation of Liability	9

ARTICLE 6.	TERM AND TERMINATION	9
6.1	Term	9
6.2	Termination	9
6.3	Rights Upon Termination	9

ARTICLE 7.	REPRESENTATIONS AND WARRANTIES	10
7.1	Representations and Warranties by Both Parties	10

ARTICLE 8.	DISPUTE RESOLUTION	10
8.1	Arbitration	10
8.2	Continued Performance	11

ARTICLE 9.	MISCELLANEOUS	12
9.1	Confidentiality and Non-Disclosure	12
9.2	Assignment	13
9.3	Not for Benefit of Third Parties	13
9.4	Amendments	13
9.5	Survival	13
9.6	No Waiver	13
9.7	Notices	13

ii

9.8	Counterparts	14
9.9	Governing Law	14
9.10	Captions	14
9.11	Severability	14
9.12	Entire Agreement	14
9.13	Further Assurances	15

iii

DELEGATION AGREEMENT

This DELEGATION AGREEMENT (this “Agreement”), entered into on January 29, 2015 to be effective as of the Effective Date (as hereinafter defined), is by and between Sharyland Utilities, L.P., a Texas limited partnership (“Sharyland”), and InfraREIT, Inc., a Maryland corporation (“Delegatee”). Each of Sharyland and Delegatee may be referred to herein as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, Sharyland and Transmission and Distribution Company, L.L.C., a Texas limited liability company (the “TDC Member”, together with Sharyland, the “Members”) formed Sharyland Transmission Services, L.P. as a Texas limited partnership (the “Company”) and entered into an Agreement of Limited Partnership as of June 28, 2006 and subsequently changed the name of the Company to “Sharyland Distribution & Transmission Services, L.P.”;

WHEREAS, the Members converted the Company from a Texas limited partnership to a Texas limited liability company as provided for under the Act and the Company became “Sharyland Distribution & Transmission Services, L.L.C.”;

WHEREAS, Sharyland is the managing member of the Company and has the power and authority on behalf of the Company to manage, control, administer and operate the properties, business and affairs of the Company subject to, and in accordance with, the Third Amended and Restated Company Agreement of the Company, effective as of the Effective Date (as amended from time to time, the “Company Agreement”);

WHEREAS, pursuant to Section 5.1(a) of the Company Agreement, Sharyland has the right to delegate such power and authority to a third party;

WHEREAS, consistent with the power and authority granted to Sharyland under the Company Agreement, Sharyland desires to enter into this Agreement with Delegatee pursuant to which Sharyland will delegate certain of its power and authority to perform duties in connection with the management of the business and affairs of the Company; and

WHEREAS, notwithstanding anything to the contrary herein, Sharyland shall reserve for itself and shall not delegate any power or authority (i) to operate any of the T&D Assets; (ii) to cause the Company to fund necessary Footprint Projects (as defined in the Company Agreement) in order to maintain the safety or reliability of the T&D Assets; or (iii) to take certain other actions as more fully described herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other valuable consideration, the Parties hereby agree as follows:

ARTICLE 1. DEFINITIONS; GENERAL REFERENCES

1.1 Definitions. For all purposes of this Agreement (including the preceding recitals) unless otherwise required by the context in which any defined term appears, capitalized terms have the meanings specified in this Article 1.

“Act” shall mean the Texas Limited Liability Company Law as set forth in the Texas Business Organizations Code, as the same may be amended from time to time.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person. The term “control” (including correlative terms such as “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the Affiliates of Delegatee shall not include Sharyland, Sharyland’s subsidiaries and parent companies with ownership interests in Sharyland, and the Affiliates of Sharyland shall not include Delegatee or Delegatee’s subsidiaries.

“Agreement” has the meaning set forth in the preamble.

“Annual Business Plan” has the meaning ascribed to such term in the Company Agreement.

“Applicable Law” means any and all laws, ordinances, statutes, orders and regulations of any Governmental Authorities, including any securities exchange listing requirements.

“Approved Annual Business Plan” has the meaning ascribed to such term in the Company Agreement.

“Approved Capital Expenditure Budget” means a Capital Expenditure Budget that has been submitted by Sharyland and Approved (as defined in the Company Agreement) by the Delegatee in accordance with Section 8.1 of the Company Agreement.

“Arbitration Panel” has the meaning set forth in Section 8.1(a).

“Bankruptcy” means a situation in which a Person (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing.

“Capital Expenditure Budget” shall mean the rolling three-year capital expenditure budget that Sharyland provides to the Delegatee, the provisions of which are reflected in the Company Agreement.

“Company” has the meaning set forth in the recitals.

“Company Agreement” has the meaning set forth in the recitals.

“Confidential Information” has the meaning set forth in Section 9.1(a).

“Delegatee” has the meaning set forth in the preamble and shall be deemed to include any successor by operation of law or any permitted assign pursuant to Section 9.2.

“Delegatee Indemnitees” has the meaning set forth in Section 5.2.

“Delegatee Panel Member” has the meaning set forth in Section 8.1(b).

“Effective Date” means the date on which the initial public offering of the Delegatee is consummated.

“ERCOT” means the Electric Reliability Council of Texas.

“Footprint Project(s)” has the meaning set forth in the recitals.

“Good Utility Practice” shall be as defined from time to time by the PUCT and, as of the date hereof, means any of the practices, methods, and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods, and acts that, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety, and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method, or act, to the exclusion of all others, but rather is intended to include acceptable practices, methods, and acts generally accepted in the region.

“Governmental Authority” means any federal, state, or local government, regulatory or administrative authority, any agency or commission thereof, or any court or tribunal and any self-regulatory organization, including, but not limited to, a national securities exchange registered with the Securities and Exchange Commission.

“Liabilities” has the meaning set forth in Section 5.1.

“Members” has the meaning set forth in the recitals.

“New Project” has the meaning ascribed to such term in the Company Agreement.

“Non-Breaching Party” has the meaning set forth in Section 9.1(b).

“Party” or “Parties” has the meaning set forth in the preamble.

“Person” means any Party, individual, partnership, corporation, association, limited liability company, business trust, government or political subdivision thereof, governmental agency or other entity.

“PUCT” means the Public Utility Commission of Texas.

“PURA” means the Public Utility Regulatory Act, as amended.

“Regulatory Authority(ies)” means the PUCT, ERCOT, the Texas Regional Entity, FERC and any similar Governmental Authority having jurisdiction over the T&D Assets.

“Sharyland” has the meaning set forth in the preamble.

“Sharyland Indemnitees” has the meaning set forth in Section 5.1.

“Sharyland Panel Member” has the meaning set forth in Section 8.1(b).

“T&D Assets” shall mean all electric transmission and/or distribution assets that are owned by the Company at the time of reference.

“TDC Member” has the meaning set forth in the recitals.

“Term” has the meaning set forth in Section 6.1.

“Third Panel Member” has the meaning set forth in Section 8.1(b).

1.2 Rules of Construction. As used in this Agreement, the terms “herein” and “hereof” are references to this Agreement, taken as a whole; the term “includes” or “including” shall mean “including, without limitation”; and references to a “Section” or “Article” shall mean a Section or Article of this Agreement, as the case may be, unless in any such case the context requires otherwise. All references to a given agreement, instrument or other document shall be a reference to that agreement, instrument or other document as modified, amended, supplemented and restated through the date as of which such reference is made, and reference to a law includes any amendment or modification thereof. The singular shall include the plural, as the context requires, and the masculine shall include the feminine and neuter, and vice versa.

1.3 Precedence. In the event of a conflict or discrepancy between this Agreement and the Company Agreement, the interpretation of this Agreement or any amendment thereof shall have precedence over the provisions of the Company Agreement or any amendment thereof.

ARTICLE 2. DELEGATION OF POWER

2.1 Delegation of Power. During the Term, Sharyland irrevocably delegates to Delegatee, to the fullest extent permitted under the Company Agreement and Applicable Law, the power and authority to perform the duties of managing the business and affairs of the Company that are set below:

(a) sourcing, evaluating and obtaining on the Company’s or any of its subsidiaries’ behalf any loan, indebtedness or other financing arrangements necessary or appropriate in connection with the Company’s or such subsidiary’s business;

(b) causing the Company or any subsidiary thereof to negotiate and enter into any such loan, indebtedness or other financing arrangements, and any amendments thereto, and causing the Company to enter into and perform any obligations under any related financing documents;

(c) causing the Company or any subsidiary thereof to provide any contractual or other support for any loan, indebtedness or equity financing arrangements obtained by the TDC Member or Affiliate thereof;

(d) causing the Company or any subsidiary thereof to provide any necessary information or support related to communications, compliance or other matters related to equity capital that the TDC Member or any Affiliate thereof has raised;

(e) conducting the business of the Company or any subsidiary thereof (or any of their respective joint ventures or co-investments) under its name or such other names as may be determined as necessary by Delegatee;

(f) causing the Company and its subsidiaries to comply with all Applicable Laws of any Governmental Authorities (other than the Applicable Laws (x) of any Regulatory Authorities and (y) related to the operation of the T&D Assets);

(g) causing the Company or any subsidiary thereof to negotiate and enter into contracts (including any leases), to incur and be bound by any related obligations thereto, and to enforce any rights therein, including, but not limited to, determining any breach of contract and seeking and enforcing any remedies available under contract, law or equity;

(h) participating with Sharyland in the preparation of the Capital Expenditure Budget and any amendments thereto;

(i) preparing the portions of the Annual Business Plan that relate to matters other than capital expenditures;

(j) monitoring the insurance required under any lease of the T&D Assets and enforcing the Company’s and any subsidiary’s rights under the applicable insurance policies; provided that, Sharyland shall determine from time to time the amount of insurance coverage with respect to the operations and Footprint Projects and other assets of the Company as reasonably required for ownership and prudent operation of the T&D Assets;

(k) causing the Company or any subsidiary thereof to negotiate and enter into any renewals or supplements of any leases with Sharyland, any Affiliate thereof or any other third party;

(l) keeping the books of accounts and other financial and corporate records of the Company and any subsidiary thereof; provided that, Sharyland shall continue to maintain, or cause to be maintained, all logs, drawings, manuals, specifications and data and inspection, modification and maintenance records and other materials required to be maintained in respect of the T&D Assets required by Applicable Laws or consistent with Good Utility Practices;

(m) preparing and distributing any periodic financial reports and annual audits of the Company and any subsidiary thereof and coordinating with Sharyland in preparing those reports;

(n) preparing, documenting and updating any accounting or other internal controls of the Company and any subsidiary thereof, including internal controls over financial reporting;

(o) assisting any Affiliate of the Company in satisfying reporting and compliance obligations under applicable securities laws or the rules of any exchange on which the securities of such Affiliate may trade;

(p) opening and managing bank accounts and Treasury/cash management activities on behalf of the Company or any subsidiary thereof;

(q) managing all tax matters and administration thereof on behalf of the Company and any subsidiary thereof;

(r) planning, sourcing and managing all capital needs of the Company and any subsidiary thereof, including but not limited to, forecasting the needs for capital (subject to Sharyland’s participation), determining uses for capital, and raising capital;

(s) managing all investor communications and relations and preparing the annual reports of the Company or any subsidiary thereof;

(t) causing the Company or a subsidiary thereof to acquire or dispose of transmission, distribution or other assets and negotiating and causing the Company or any such subsidiary to perform its obligations under any related acquisition or disposition agreements; provided that, the delegation of Sharyland’s power to Delegatee will not affect Sharyland’s authority to cause the Company to take such actions, subject to the negative control rights of the TDC Member in the Company Agreement;

(u) causing the Company or a subsidiary thereof to negotiate, enter into and perform its obligations under contracts for the construction of transmission and distribution projects and related engineering, procurement and construction (EPC) or other contracts;

(v) electing, removing and replacing officers and managing the corporate minute books of the Company and any subsidiary thereof; provided that, in all circumstances at least one designated employee of Sharyland will remain as a senior vice president or other officer of the Company;

(w) directing Sharyland to file a rate case proceeding with the PUCT with respect to the T&D Assets pursuant to the leases between the Company or any subsidiary thereof and Sharyland or any subsidiary thereof; and

(x) any other responsibilities, rights or duties to manage the affairs of the Company other than those reserved for Sharyland as set forth below.

2.2 Amendments to Delegation. If the power and/or authority of Sharyland as the managing member of the Company are modified pursuant to a subsequent amendment and/or restatement to the Company Agreement, changes in Applicable Law or otherwise, then the power and authority delegated to the Delegatee shall be modified on the same basis.

2.3 Corporate Affiliates and Contractors. Delegatee shall be authorized to utilize the services of its Affiliates or third-party contractors, in each case, that are necessary or appropriate for the exercise of the powers and authorities delegated to it hereunder.

ARTICLE 3. SHARYLAND RESERVATION OF POWER AND ADDITIONAL RESPONSIBILITIES.

3.1 Reservation of Power. Notwithstanding anything to the contrary herein, subject to any limitation set forth in the Company Agreement, Sharyland expressly reserves the following powers, rights and responsibilities:

(a) operational control over the T&D Assets, including but not limited to, maintenance, planning Footprint Projects, managing quality of service, handling customer and community relations matters, accounting for operating and maintenance costs, operating in compliance with all environmental, safety and other Applicable Laws applicable to operating the T&D Assets;

(b) compliance with all Applicable Laws (x) of any Regulatory Authorities and (y) related to the operation of the T&D Assets and managing all regulatory matters and relationships with any such Regulatory Authorities;

(c) rights under Section 3.2(d) of the Company Agreement to either contribute capital to fund certain Footprint Projects or to seek and obtain reasonable alternative capital sources for such Footprint Projects in accordance with the terms of Section 3.2(d) of the Company Agreement;

(d) rights under Section 5.2(b) of the Company Agreement to take certain actions on behalf of the Company in its reasonable judgment in accordance with Section 5.2(b) of the Company Agreement, notwithstanding the approval rights of the TDC Member;

(e) participation and coordination with Delegatee in forecasting the capital needs of the Company and preparing the Capital Expenditure Budget and any amendments thereto;

(f) rights (i) to propose amendments to an Approved Capital Expenditure Budget or Approved Annual Business Plan or (ii) to exceed an Approved Capital Expenditure Budget or Approved Annual Business Plan in certain circumstances in accordance with the Company Agreement; and

(g) all other rights under the Company Agreement requiring the express consent or approval of Sharyland.

3.2 No Delegation of Power Prohibited by Applicable Law or Regulatory Authorities. Sharyland does not delegate any power, authority or right that would in any manner be contrary or inconsistent with any order or rule of the PUCT or PURA. To the extent that any inconsistency exists, it shall be deemed that Sharyland has not delegated any such power, authority or right to Delegatee.

3.3 Sharyland’s Responsibilities. Sharyland shall render to Delegatee all reasonably necessary assistance and cooperate with Delegatee for Delegatee to exercise the power and authority delegated to it under this Agreement, including providing reasonable access to premises and information, if any, under the control of Sharyland or any of its Affiliates and not in the possession of Delegatee. All such items shall be made available at such times and in such manner as may be reasonably required by Delegatee.

ARTICLE 4. COMPENSATION

4.1 No Internal Expenses. The Parties acknowledge that other valuable consideration has been provided to each other to induce the Parties to enter into this Agreement. Neither Delegatee nor any of its Affiliates shall be entitled to compensation or reimbursement from Sharyland with respect to any internal general or administration costs or expenses in connection with this Agreement.

4.2 Third Party Expenses. Pursuant to Section 5.3 of the Company Agreement, Delegatee shall be reimbursed promptly by the Company for any third-party, out-of-pocket administrative costs and expenses reasonably incurred by it in connection with this Agreement. Delegatee shall directly seek reimbursement for any such cost from the Company.

ARTICLE 5. INDEMNIFICATION

5.1 Indemnification By Delegatee. SUBJECT TO THE LIMITATIONS OF LIABILITY IN SECTION 5.3, DELEGATEE SHALL INDEMNIFY AND HOLD HARMLESS SHARYLAND AND ITS AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND REPRESENTATIVES (THE “SHARYLAND INDEMNITEES”) FROM AND AGAINST, AND NO SHARYLAND INDEMNITEE WILL BE RESPONSIBLE HEREUNDER FOR, ANY AND ALL CLAIMS, ASSERTIONS, DEMANDS, SUITS, DAMAGES, JUDGMENTS, LOSSES, OBLIGATIONS, LIABILITIES, ACTIONS AND CAUSES OF ACTION, FEES (INCLUDING REASONABLE ATTORNEY’S FEES AND DISBURSEMENTS), COSTS (INCLUDING COURT COSTS), EXPENSES, INVESTIGATIONS, INQUIRIES, ADMINISTRATIVE PROCEEDINGS, PENALTIES, FINES AND SANCTIONS (COLLECTIVELY, “LIABILITIES”) SUSTAINED OR SUFFERED BY ANY SHARYLAND INDEMNITEE IN CONNECTION WITH INJURY OR DEATH TO THIRD PARTIES OR LOSS OF OR DAMAGE TO THE PROPERTY OF THIRD PARTIES, TO THE EXTENT ARISING OUT OF OR RELATED TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF DELEGATEE OR ITS EMPLOYEES, AGENTS, OFFICERS OR DIRECTORS.

5.2 Indemnification by Sharyland. SUBJECT TO THE LIMITATIONS OF LIABILITY IN SECTION 5.3, SHARYLAND SHALL INDEMNIFY AND HOLD HARMLESS DELEGATEE AND ITS AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND REPRESENTATIVES (THE “DELEGATEE INDEMNITEES”), FROM AND AGAINST, AND NO DELEGATEE INDEMNITEE WILL BE RESPONSIBLE HEREUNDER FOR, ANY AND ALL LIABILITIES SUSTAINED OR SUFFERED BY ANY DELEGATEE INDEMNITEE IN CONNECTION WITH INJURY OR DEATH TO THIRD PARTIES OR LOSS OF OR DAMAGE TO PROPERTY OF THIRD PARTIES, TO THE EXTENT ARISING OUT OF OR RELATED TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SHARYLAND OR ITS EMPLOYEES, AGENTS, OFFICERS OR DIRECTORS.

5.3 Limitation of Liability. NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE HEREUNDER FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT LOSS OR DAMAGE WHATSOEVER NO MATTER HOW CLAIMED, CALCULATED OR CHARACTERIZED, WHETHER IN CONTRACT, TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE OF ANY KIND) OR OTHERWISE.

ARTICLE 6. TERM AND TERMINATION

6.1 Term. This Agreement shall become effective on the Effective Date and shall continue until the earlier of (a) the expiration or termination of the Company Agreement or (b) such time as Sharyland is no longer the managing member of the Company, unless earlier terminated in accordance with this Agreement (the “Term”).

6.2 Termination.

(a) Termination by Sharyland. Sharyland is permitted to terminate this Agreement if any of the following events occur: (a) the Bankruptcy of Delegatee or (b) a material default by Delegatee in performance of its obligations under this Agreement after written notice of such default by Sharyland; provided, however, that Delegatee shall have up to sixty (60) days after Delegatee has received written notice of such default to cure the default or make substantial progress (in the reasonable opinion of Sharyland) towards curing the default.

(b) Termination by Delegatee. Delegatee is permitted to terminate this Agreement if any of the following events occur: (a) the Bankruptcy of Sharyland, (b) a material default by Sharyland of any other obligation under this Agreement after written notice by Delegatee; provided, however, that Sharyland shall have up to sixty (60) days after Sharyland has received written notice of such default to cure the default or make substantial progress (in the reasonable opinion of Delegatee) towards curing the default, or (c) Sharyland is no longer a member of the Company.

6.3 Rights Upon Termination. Upon any expiration or termination of this Agreement, Delegatee shall as soon as practicable deliver to Sharyland at Sharyland’s principal place of business all records, documents, accounts, files and other materials of the Company or pertaining to the Company’s business as Sharyland may reasonably request. Expiration or termination of this Agreement shall not relieve any Party hereto of liability which has accrued or arisen prior to the date of such expiration or termination.

ARTICLE 7. REPRESENTATIONS AND WARRANTIES

7.1 Representations and Warranties by Both Parties. Each Party represents and warrants to the other Party that, as of the Effective Date:

(a) Existence. It is duly organized and validly existing under the laws of the state of its organization and has all requisite power and authority to own its property and assets and conduct its business as presently conducted or proposed to be conducted under this Agreement.

(b) Authority. It has the power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder.

(c) Validity. It has taken all necessary action to authorize its execution, delivery and performance of this Agreement, and this Agreement constitutes the valid, legal and binding obligation of such Party enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors or by general equitable principles (whether considered in a proceeding in equity or at law).

(d) No Conflict. None of the execution or delivery of this Agreement, the performance by such Party of its obligations in connection with the transactions contemplated hereby, or the fulfillment of the terms and conditions hereof, materially conflicts with or violates any provision of its constituting documents or the other agreements to which it is a party.

(e) No Consent. No consent or approval (including any Permit that such warranting Party is required to obtain) is required from any third party (including any Governmental Authority) for either the valid execution and delivery of this Agreement, or the performance by such Party of its obligations under this Agreement, except such as have been duly obtained or will be obtained in the ordinary course of business.

(f) No Breach. None of the execution or delivery of this Agreement, the performance by such Party of its obligations in connection with the transactions contemplated hereby, or the fulfillment of the terms and conditions hereof either conflicts with, violates or results in a breach of, any Applicable Law currently in effect, or conflicts with, violates or results in a breach of, or constitutes a default under or results in the imposition or creation of, any lien or encumbrance under any agreement or instrument to which it is a party or by which it or any of its properties or assets are bound.

(g) No Material Claims. No claim, allegation, suit, action, demand, cause of action, or legal, administrative, arbitral or other proceeding, investigation or controversy is pending or threatened against it that would adversely affect such Party’s ability to perform its material obligations under this Agreement.

ARTICLE 8. DISPUTE RESOLUTION

8.1 Arbitration.

(a) Any dispute under this Agreement shall, if not resolved by the Parties within sixty (60) days after notice of such dispute is served by one Party to the other (or, if different, the period provided for resolution by the Parties in the provision of this Agreement under which such dispute is brought), be submitted to an “Arbitration Panel” comprised of three members. No more than one panel member may be with the same firm, and no panel member may have an economic interest in the outcome of the arbitration.

(b) The Arbitration Panel shall be selected as follows: Within five business days after the expiration of the period referenced above, Sharyland shall select a panel member meeting the criteria of the above paragraph (the “Sharyland Panel Member”) and Delegatee shall select its panel member meeting the criteria of the above paragraph (the “Delegatee Panel Member”). If a Party fails to timely select its respective panel member, the other Party may notify such Party in writing of such failure, and if such Party fails to select its respective panel member within three business days from such notice, then the other Party may select such panel member on such Party’s behalf. Within five business days after the selection of the Sharyland Panel Member and the Delegatee Panel Member, the Sharyland Panel Member and the Delegatee Panel Member shall jointly select a third panel member meeting the criteria of the above paragraph (the “Third Panel Member”). If the Sharyland Panel Member and the Delegatee Panel Member fail to timely select the Third Panel Member and such failure continues for more than three business days after written notice of such failure is delivered to the Sharyland Panel Member and Delegatee Panel Member by either Sharyland or Delegatee, either Sharyland or Delegatee may request the managing officer of the American Arbitration Association to appoint the Third Panel Member.

(c) Within ten business days after the selection of the Arbitration Panel, each Party shall submit to the Arbitration Panel a written statement identifying its summary of the issues and claims. Any Party may also request an evidentiary hearing on the merits in addition to the submission of written statements. The Arbitration Panel shall make its decision within twenty (20) days after the later of (i) the submission of such written statements of particulars, and (ii) the conclusion of any evidentiary hearing on the merits, and shall take into consideration the relative risks and rewards undertaken and capital invested by each Party. The Arbitration Panel shall reach its decision by majority vote and shall communicate its decision by written notice to the Parties.

(d) The decision by the Arbitration Panel shall be final, binding and conclusive and shall be non-appealable and enforceable in any court having jurisdiction. All hearings and proceedings held by the Arbitration Panel shall take place in Dallas, Texas.

(e) The resolution procedure described herein shall be governed by the Commercial Rules of the American Arbitration Association and subject to the Texas General Arbitration Act to the extent such act is applicable hereto.

(f) The Parties shall bear equally the fees, costs and expenses of the Arbitration Panel in conducting the arbitration.

8.2 Continued Performance. Pending the resolution of a Dispute in accordance with this Article 8, the Parties may continue to exercise their rights and must continue to perform their obligations under this Agreement to the extent that those rights and obligations are not the subject of the Dispute.

ARTICLE 9. MISCELLANEOUS

9.1 Confidentiality and Non-Disclosure.

(a) The Parties each acknowledge and agree that, in connection with this Agreement, a Party and its employees or agents may, directly or indirectly, receive or be provided with certain information relating to the business and operations of the other Party and the other Party’s Affiliates, including information relating to the technology, clients, customers, suppliers, vendors, employees, consultants, projects, financial information and status, methodologies, know-how, processes, practices, approaches, projections, forecasts, formats, systems, data gathering methods and/or strategies, assets, collateral and reports of the other Party and the other Party’s Affiliates (“Confidential Information”). Each Party acknowledges that the other Party considers all such information valuable, confidential and proprietary. Therefore, each Party expressly agrees that, except as otherwise required by applicable law, court or governmental order:

(i) Such Party, and its employees and agents, will not, without the other Party’s express, written permission, use or disclose any Confidential Information of the other Party or its Affiliates other than for the purpose of performing its duties and obligations under this Agreement, and any use or disclosure of Confidential Information shall be limited to the specific purposes for which the permission was given or for which the use or disclosure is necessary to perform duties and obligations under this Agreement;

(ii) Such Party will take all steps reasonably necessary to protect the Confidential Information of the other Party and its Affiliates, including, at a minimum, any such steps that the Party would take to protect its own Confidential Information; provided, however, that in no event will the Party exercise less than reasonable care to protect the Confidential Information;

(iii) Such Party agrees to advise the other Party in writing of any misappropriation or misuse by any person of such Confidential Information of which such Party may become aware; and

(iv) Such Party agrees to return the Confidential Information of the other Party and its Affiliates to the other Party at the earlier of the other Party’s request for return of the Confidential Information or the termination of this Agreement. At the option of the other Party, such Party may instead destroy the Confidential Information, with such Party providing written certification of such destruction. Such Party will not be obligated to return any of its own internally prepared documents, notes, copies or other associated materials containing any Confidential Information. However, such Party must, at the other Party’s request, collect and destroy such internally prepared documents, with such Party providing written certification of such destruction.

(b) Each Party expressly acknowledges and agrees that the remedy of the other Party (the “Non-Breaching Party”) at law for a breach or threatened breach of any of the provisions of this Section 9.1 by such Party would be inadequate. In recognition of that fact, in the event of a breach or threatened breach by a Party of the provisions of this Section, it is agreed that, in addition to its remedy at law and without posting any bond, the Non-Breaching Party shall be entitled to equitable relief in the form of a temporary restraining order, temporary or permanent injunction or other equitable available relief. If the Non-Breaching Party establishes that a breach or a threatened breach of any provisions of this Section 9.1 has occurred by the other Party, the other Party agrees not to oppose the Non-Breaching Party’s request for equitable relief in the form of a temporary restraining order or a temporary injunction. Nothing herein contained shall be construed as prohibiting the Non-Breaching Party from pursuing any other remedies available to it for such breach or threatened breach.

9.2 Assignment. This Agreement is not assignable by any Party without the prior written consent of the other Party, which consent will not be unreasonably withheld, and may be freely assignable by either Party to such Party’s Affiliates. This Agreement will be binding upon and will inure to the benefit of the successors and permitted assigns of the Parties.

9.3 Not for Benefit of Third Parties. This Agreement and each and every provision hereof are for the exclusive benefit of the Parties that executed this Agreement and not for the benefit of any third party.

9.4 Amendments. No amendments or modifications of this Agreement are valid unless evidenced in writing and signed by duly authorized representatives of the Parties.

9.5 Survival. Notwithstanding any provisions herein to the contrary, the obligations set forth in Articles 5 and 8, this Section 9.5, Sections 9.1, 9.4, 9.6, 9.7, 9.9, 9.10, 9.11, 9.12 and 9.13, and the limitations on liabilities set forth in Article 5, will survive, in full force and effect, the expiration or termination of this Agreement.

9.6 No Waiver. A waiver of a provision or of a right arising under this Agreement may only be given in writing by the Party granting the waiver. A waiver is effective only in the specific instance and for the specific purpose for which it is given. A single or partial exercise of a right by a Party does not preclude another or further exercise or attempted exercise of that right or the exercise of another right. Failure by a Party to exercise or delay in exercising a right does not prevent its exercise or operate as a waiver.

9.7 Notices. Any written notice required or permitted under this Agreement will be deemed to have been duly given on the date of receipt, and will be either delivered personally to the Party to whom notice is given, or mailed to the Party to whom notice is to be given, by facsimile, courier service or first class registered or certified mail, return receipt requested, postage prepaid, and addressed to the addressee at the address set forth below, or at the most recent address specified by written notice given to the other Parties in the manner provided in this Section 9.7.

If to Sharyland:	Sharyland Utilities, L.P. 1807 Ross Avenue Dallas, TX 75201 Attention: President

with copy to:	Sharyland Utilities, L.P. 1807 Ross Avenue Dallas, TX 75201 Attention: General Counsel

If to Delegatee:	InfraREIT, Inc. 1807 Ross Avenue, 4th Floor Dallas, TX 75201 Attention: President

with copy to:	InfraREIT, Inc. 1807 Ross Avenue, 4th Floor Dallas, TX 75201 Attention: General Counsel

9.8 Counterparts. This Agreement may be signed in counterparts and all counterparts taken together constitute one document. Once all counterparts have been executed, each counterpart is an effective instrument.

9.9 Governing Law. This Agreement is governed by and to be construed in accordance with the laws of the State of Texas without regard to its conflicts of law principles.

9.10 Captions. Titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, describe or otherwise affect the scope or meaning of this Agreement or the intent of any provision hereof.

9.11 Severability. If any provision of this Agreement, or the application of any such provision to any Person or circumstance, is held invalid by any court or other forum of competent jurisdiction, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid, will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon any such determination of invalidity, the Parties will negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner in order that this Agreement is consummated as originally contemplated to the greatest extent possible.

9.12 Entire Agreement. This Agreement and any other documents referred to in this Agreement or executed in connection with this Agreement comprise the entire agreement of the parties about the subject matter of this Agreement and supersede any prior representations, negotiations, arrangements, understandings or agreements and all other communications.

9.13 Further Assurances. Each Party must, at its own expense, whenever requested by another Party, promptly do or cause to be done everything reasonably necessary to give full effect to this Agreement and the delegation and other transactions contemplated by this Agreement.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their officers as of the day and year first above written.

SHARYLAND:	SHARYLAND UTILITIES, L.P.

	By:	/s/ Hunter L. Hunt
	Name:	Hunter L. Hunt
	Title:	Chairman

DELEGATEE:	INFRAREIT, INC.

	By:	/s/ David A. Campbell
	Name:	David A. Campbell
	Title:	President

Signature Page to Delegation Agreement